Exhibit 99.3
If nominated to be appointed to the board of directors of the Company upon consummation of the merger with Pinnacle, do you agree to serve?
☑     Yes                    ☐     No

By:	/s/ Robert L. Cabes
Robert L. Cabes

Date: January 4, 2008